Exhibit 99.1

News Release

Contact:
Larry Vale
Keane Investor Relations
617-241-9200 x1290

Hugh Burnham
The Fortex Group
212.631.4251

KEANE REPORTS FIRST QUARTER 2006 FINANCIAL RESULTS

BOSTON, April 26, 2006 — Keane, Inc. (NYSE: KEA), a leading business process and information technology (IT) services firm, today announced its results for the First Quarter ended March 31, 2006.

Keane’s revenues for the First Quarter 2006 were $243.6 million, consistent with the Company’s previous guidance and an increase of 4.9 percent from revenues of $232.2 million for the First Quarter of 2005. Net income for the First Quarter of 2006 was $5.4 million, a decrease of 25.9 percent from net income of $7.3 million for the First Quarter of 2005. Diluted earnings per share (EPS) for the First Quarter of 2006 was $.09, compared to EPS of $.11 for the First Quarter of 2005.

Keane’s management believes that cash performance is the primary driver of long-term per share value. As such, Keane’s management views diluted cash earnings per share (CEPS(1)) as an important indicator of performance that helps investors gain a meaningful understanding of the Company’s core operating results and future prospects, consistent with the manner in which management measures and forecasts the Company’s performance. CEPS for the First Quarter of 2006 was $.14, consistent with previously issued guidance, compared to CEPS of $.15 for the same period last year.

The decrease in net income in the First Quarter of 2006 was partly due to $1.3 million in severance costs associated with a workforce reduction related to the Company’s One Keane transformation. In addition, the Company recorded a $1.9 million revenue reserve in the First Quarter of 2006 associated with a fixed-price contract.

Keane continued its One Keane transformation initiative during the First Quarter. The goal of the One Keane transformation is to enable the Company to improve its operational effectiveness and accelerate growth and profitability. The implementation of a new operating model with integrated global Business Lines and Vertical Practices will enable the Company to significantly reduce costs by eliminating redundancy associated with its legacy operating model.

(1) CEPS excludes amortization of intangible assets, stock-based compensation, and restructuring charges, net. CEPS is not a measurement in accordance with Generally Accepted Accounting Principles (GAAP) and is not meant to be considered superior to or a substitute for results of operations prepared in accordance with GAAP. See reconciliation of EPS to CEPS in the accompanying financial data schedules.

Keane Reports First Quarter 2006 Earnings

During the First Quarter, Keane began to implement its new operating model, including the foundation of the new management team for both its client-facing organization and its global Business Lines. The Company is currently operationalizing its three global enabling organizations to support its sales, resource management, and delivery competencies. The Company expects that the majority of changes driven by the One Keane transformation will be completed by mid-year, and that the Company will be fully operational with the new model by the end of 2006.

“We are making good progress on our One Keane transformation initiative, which continues to gain momentum,” commented Brian Keane, president and CEO. “We believe that the decisive actions we are taking will help position Keane for growth and strong performance in 2007.”

First Quarter 2006 Highlights:

•                  Solid Bookings:  Keane achieved bookings of $244.2 million, an increase of 1.9 percent compared to bookings of $239.7 million in the Fourth Quarter of 2005.

•                  Client Engagements:  Keane secured new engagements with both new and existing clients, across multiple industries, including:  Allianz Group, Cendant, North Carolina Department of the Environment and Natural Resources (NC DENR), and National Account Service Company (NASCO).

•                  Stock Repurchase:  Keane repurchased 0.4 million shares of common stock for $4.3 million pursuant to the October 25, 2005 authorization by Keane’s Board of Directors. Approximately 2.2 million shares remain available for repurchase under the October 2005 authorization.

•                  New Executive Personnel Announcements:  Kalyan Mahalingham has joined Keane as Vice President of Global Resourcing, Paul McGolpin has joined as Vice President and Managing Director for Keane in the United Kingdom, and Imran Sayeed has been promoted to the position of Vice President of Global Financial Services.

“Keane’s solid financial performance and bookings in the midst of significant organizational change is encouraging,” said John Leahy, executive vice president and CFO. “The First Quarter shows the power and resiliency of our business model.”

Business Outlook:

Keane estimates revenues for the Second Quarter of 2006 to be in the range of $240 million to $250 million, EPS to be in the range of $.10 to $.12, and CEPS to be in the range of $.14 to $.16.

Conference Call:

Keane will host a conference call today at 8:30 a.m. ET to discuss these results. Interested parties may access the call via the Internet at www.keane.com or may dial 800.438.7212 (706.643.3476 from outside North America) and ask for the Keane call referencing reservation number 7620129. A replay of the call will be available beginning at approximately 10:30 a.m. ET today, through 5:00 p.m. ET on May 5, 2006. The replay may be accessed via the Internet at www.keane.com or by calling 800.642.1687 or 706.645.9291 and referencing reservation number 7620129.

About Keane

In business since 1965, Keane, Inc. (NYSE: KEA) is a leading business process and IT services firm. Keane delivers Application and Business Process Services to help clients transform their business and IT operations to achieve demonstrable, measurable, and sustainable business benefit. As a trusted advisor and partner for its clients, Keane solves real business issues through the development and implementation of cost-effective, change-oriented, industry-specific solutions.

Specifically, Keane delivers highly synergistic application and business process services, including Application Development and Integration Services, Architectural Services, Application Outsourcing, Program Management, and Testing, as well as Business Transformation Services including Business Process Outsourcing. Keane believes that business and IT improvements are best realized by streamlining and optimizing business and IT processes, implementing rigorous management disciplines, and fostering a culture of accountability through meaningful performance metrics. Based in Boston, Mass., Keane delivers its services throughout the United States, Australia, Canada, India, and the United Kingdom. For more information, visit www.keane.com.

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Safe Harbor for Forward-Looking Statements:

This press release contains a number of forward-looking statements concerning Keane’s current expectations as to future growth and its results of operations. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates,” “intends,” “may,” “projects,” “will,” “would,” and similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: continued or further downturns in the US economy, political and economic conditions in India, the loss of one or more major clients, unanticipated disruptions to Keane’s business, the execution and successful completion of contracts evidencing the new bookings referred to in this release, the successful completion of software development or management projects, the availability and utilization rate of professional staff, and other factors detailed under the caption “Risk Factors” in Keane’s Annual Report on Form 10-K for the year ended December 31, 2005, which important factors are incorporated herein by this reference. Keane disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release, including the potential impact of any future acquisitions, mergers, or dispositions it may make.

Keane, Inc.

Condensed Consolidated Statements of Income (Unaudited)

	Three Months Ended March 31,
	2006	2005
	(In thousands except per share amounts)
Revenues	$243,577	$232,204
Operating expenses
Salaries, wages, and other direct costs	173,251	162,193
Selling, general, and administrative expenses	55,882	54,172
Amortization of intangible assets	3,851	4,070
Restructuring charges, net	1,271	—
Operating income	9,322	11,769

Other income (expense)
Interest and dividend income	1,200	1,105
Interest expense	(1,396)	(1,416)
Other (expense) income, net	(405)	(16)
Minority interest	(27)	683
Income before income taxes	8,694	12,125

Provision for income taxes	3,304	4,850

Net income	5,390	7,275

Basic earnings per share	$0.09	$0.12

Diluted earnings per share	$0.09	$0.11

Basic weighted average common shares outstanding	58,131	62,156
Diluted weighted average common shares and common share equivalents outstanding	66,630	71,028

Reconciliation of GAAP Diluted EPS to CEPS (1)

	Three Months Ended March 31,
	2006	2005
Net income	$5,390	$7,275
Add (Subtract):
Interest expense related to convertible debentures	970	970
Related tax effect	(396)	(396)
Net income for Diluted EPS	$5,964	$7,849
Amortization of intangible assets and stock-based compensation	4,373	4,210
Restructuring charges, net	1,271	—
Related tax effect	(2,145)	(1,684)
Adjusted net income for CEPS	$9,463	$10,375
Diluted CEPS	$0.14	$0.15

(1)     Keane’s management believes that cash performance is the primary driver of long-term per share value. As such, Keane’s management views diluted cash earnings per share (CEPS) as an important indicator of performance that helps investors to gain a meaningful understanding of our core operating results and future prospects, consistent with the manner in which management measures and forecasts the Company’s performance. CEPS excludes amortization of intangible assets, stock-based compensation, and restructuring charges, net. CEPS is not a measurement in accordance with Generally Accepted Accounting Principles (GAAP) and is not meant to be considered superior to or a substitute for results of operations prepared in accordance with GAAP.

Keane, Inc.

Condensed Consolidated Balance Sheets (Unaudited)

	As of March 31,	As of December 31,
	2006	2005
	(In thousands)
Assets
Current:
Cash and cash equivalents	$61,191	$71,570
Restricted cash	1,154	1,745
Marketable securities	68,103	95,796
Accounts receivable, net	167,168	160,019
Prepaid expenses and deferred taxes	24,350	16,954
Total current assets	321,966	346,084

Marketable securities, long-term	$14,924	—
Property and equipment, net	76,794	77,583
Goodwill	314,764	314,536
Customer lists, net	38,054	41,050
Other intangible assets, net	5,323	6,173
Deferred contract costs associated with the TTA agreement	12,316	8,550
Other assets, net	14,018	13,318
Total assets	$798,159	$807,294

Liabilities
Current:
Short-term debt	$5	$7
Accounts payable	5,400	11,489
Accrued restructuring	2,469	2,781
Deferred revenue	8,357	6,932
Accrued compensation	30,554	44,835
Accrued expenses and other current liabilities	48,374	46,529
Total current liabilities	95,159	112,573

Long-term debt	150,001	150,001
Accrued long-term building costs	38,862	39,004
Accrued long-term restructuring	2,801	2,823
Other long-term liabilities	15,159	16,493
Deferred long-term revenue	10,737	11,155
Deferred income taxes	32,912	30,864
Total liabilities	345,631	362,913

Minority interest	3,796	3,769

Equity
Stockholders’ equity	448,732	440,612
Total liabilities and stockholders’ equity	$798,159	$807,294

Keane, Inc.

Condensed Consolidated Statements of Cash Flows (Unaudited)

	Three Months Ended March 31,
	2006	2005

Cash flows from operating activities:
Net income	$5,390	$7,275
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	7,585	7,165
Changes in operating assets and liabilities, net of acquisitions and other, net	(34,876)	(5,311)
Net cash (used for) provided by operating activities	(21,901)	9,129

Cash flows from investing activities:
Proceeds from sales and maturities of investments, net of purchases	13,681	2,761
Purchase of property and equipment	(2,998)	(4,759)
Payments for current year and prior year acquisitions, net of cash acquired	—	4,584
Other, net	412	(221)
Net cash provided by investing activities	11,095	2,365

Cash flows from financing activities:
Proceeds from issuance of common stock	4,469	2,059
Repurchase of common stock	(4,331)	—
Other, net	(1)	(105)
Net cash provided by financing activities	137	1,954
Effect of exchange rate changes on cash	290	33
Net (decrease) increase in cash and cash equivalents	(10,379)	13,481
Cash and cash equivalents at beginning of period	71,570	67,488
Cash and cash equivalents at end of period	$61,191	$80,969

Keane, Inc.

Selected Financial Data (Unaudited)

	Three Months Ended March 31,
			Increase (Decrease)
	2006	2005	$	%
	(Dollars in thousands)
Reconciliation of GAAP Net Income to EBITDA (1)
Net income	$5,390	$7,275	$(1,885)	-25.9%
Add (Subtract):
Provision for income taxes	3,304	4,850	(1,546)	-31.9%
Amortization of intangible assets	3,851	4,070	(219)	-5.4%
Stock-based compensation, allocated as follows:
Salaries, wages and other direct costs	14	—	14	n/m
Selling, general and administrative expenses	508	140	368	262.9%
Restructuring charges, net	1,271	—	1,271	n/m
Depreciation	3,734	3,095	639	20.6%
Interest and dividend income	(1,200)	(1,105)	(95)	8.6%
Interest expense	1,396	1,416	(20)	-1.4%
EBITDA	$18,268	$19,741	(1,473)	-7.5%

Service Line Revenues
Outsourcing	$120,344	$117,262	3,082	2.6%
Development & Integration	41,006	41,226	(220)	-0.5%
Other Services	82,227	73,716	8,511	11.5%
Total	$243,577	$232,204	11,373	4.9%

Service Line Bookings (2)
Outsourcing	$92,848	$116,612	(23,764)	-20.4%
Development & Integration	47,743	46,699	1,044	2.2%
Other Services	103,592	104,808	(1,216)	-1.2%
Total	$244,183	$268,119	(23,936)	-8.9%

Gross Margin
Revenues	$243,577	$232,204	$11,373	4.9%
Salaries, wages, and other direct costs	(173,251)	(162,193)	$(11,058)	6.8%
Gross Margin	$70,326	$70,011	$315	0.4%
Gross Margin %	28.9%	30.2%

Days Sales Outstanding (DSO) (3)	60	52	8	15.4%

n/m:      not meaningful

(1)               EBITDA represents earnings before net interest, income taxes, depreciation, amortization of intangible assets, stock-based compensation and restructuring charges, net. EBITDA is a non-GAAP (Generally Accepted Accounting Principles) financial measure that Keane’s management believes is an important indicator of Keane’s liquidity. Keane’s calculation of EBITDA may not be consistent with EBITDA measures of other companies. This non-GAAP measure should be used in addition to, but not as a substitute for, the analysis provided in the condensed consolidated statements of income.

(2)               Bookings represent the engagement value of contracts signed in the current reporting period.

(3)               DSO is calculated using trailing three months total revenues divided by the number of days in the period to determine daily revenues. The average accounts receivable balance for the three-month period is then divided by daily revenues.

Keane, Inc.

Realignment of Service Offering Categories for 2005 Quarterly Results (Unaudited)

	Revised	Revised	Revised	Revised	Revised
	Q1- 2005	Q2- 2005	Q3-2005	Q4-2005	YTD 2005
	(in thousands)
Service Line Revenues (1)
Outsourcing	$117,262	$119,111	$118,655	$120,622	$475,650
Development & Integration	41,226	42,784	43,052	45,547	172,609
Other Services	73,716	75,923	77,856	80,101	307,596
Total	$232,204	$237,818	$239,563	$246,270	$955,855

Service Line Bookings (1) (2)
Outsourcing	$116,612	$130,825	$342,385	$130,829	$720,651
Development & Integration	46,699	40,079	155,126	29,270	271,174
Other Services	104,808	88,264	102,897	79,626	375,595
Total	$268,119	$259,168	$600,408	$239,725	$1,367,420

(1)     During the First Quarter of 2006, certain reclassifications were made to previously reported service line amounts. These reclassifications conform the grouping of certain business offerings within service lines to the current presentation and do not impact the total amounts previously reported.

(2)     Bookings represent the engagement value of contracts signed in the current reporting period.